Exhibit 99.1

Fluent Announces Third Quarter 2020 Financial Results

•	Q3 2020 revenue of $78.3 million, up 21% over Q3 2019
•	Net income of $1.2 million, or $0.01 per share
•	Media margin of $29.7 million, up 39% over Q3 2019 and representing 37.9% of revenue
•	Adjusted EBITDA of $11.6 million, up 167% over Q3 2019 and representing 14.8% of revenue
•	Adjusted net income of $6.3 million, or $0.08 per share

New York, NY – October 29, 2020 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the third quarter ended 2020.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "We are pleased to post a solid third quarter in terms of performance and results, as we continue to leverage and expand our business and performance marketplace, as well as evolve best practices for the long term.”

“Innovation was an important theme underpinning the quarter’s results, particularly relating to Fluent’s product and platform, which we see as a reflection of our team’s agility and adaptability through these highly unusual times. I again want to thank all of our employees for their exceptional work under the most difficult of circumstances and to reiterate that Fluent remains resilient and steadfast in striving to support our colleagues, clients, consumers and communities.”

Third Quarter Financial Summary

•	Q3 2020 revenue of $78.3 million, up 21% over Q3 2019
•	Net income of $1.2 or $0.01 per share, compared to net loss of $4.5 million, or $0.06 per share, in Q3 2019
•	Media margin of $29.7 million, an increase of 39% over Q3 2019 and representing 37.9% of revenue
•	Adjusted EBITDA of $11.6 million, an increase of 167% over Q3 2019 and representing 14.8% of revenue
•	Adjusted net income of $6.3 million, or $0.08 per share

Media margin, adjusted EBITDA and adjusted net income (loss) are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Early indicators for Q4 2020 point to seasonal lift, albeit with visibility constrained by unique circumstances regarding the election, the COVID-19 pandemic and holiday shopping patterns.
•	The Media & Entertainment vertical remains the Company’s most significant growth driver, underpinned by direct relationships in the Streaming Services and Mobile Gaming categories.
•	Q3 2020 revenue from engaging consumers in international markets, primarily the UK, grew sequentially as compared with Q2 2020, and represented more than 5% of total company revenue in the quarter.
•	Notwithstanding the extraordinary challenges imposed by the global pandemic, the Company's business and operations have remained on solid footing.

  Conference Call

Fluent, Inc. will host a conference call on Thursday, October 29, 2020 at 4:30 PM ET to discuss its 2020 third quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10149165. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations, including the integration of the AdParlor and Winopoly businesses and other acquired business units or personnel; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; risks associated with the expansion of our international operations; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2020	December 31, 2019
ASSETS:
Cash and cash equivalents	$15,394	$18,679
Accounts receivable, net of allowance for doubtful accounts of $334 and $1,967, respectively	59,411	60,915
Prepaid expenses and other current assets	2,878	1,921
Total current assets	77,683	81,515
Restricted cash	1,480	1,480
Property and equipment, net	2,396	2,863
Operating lease right-of-use assets	8,665	9,865
Intangible assets, net	48,149	55,603
Goodwill	165,088	164,774
Other non-current assets	1,852	993
Total assets	$305,313	$317,093
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$7,478	$21,574
Accrued expenses and other current liabilities	26,229	20,358
Deferred revenue	2,440	1,140
Current portion of long-term debt	4,750	6,873
Current portion of operating lease liability	2,283	2,282
Total current liabilities	43,180	52,227
Long-term debt, net	36,388	44,098
Operating lease liability	7,736	9,056
Other non-current liabilities	1,865	775
Total liabilities	89,169	106,156
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 80,260,475 and 78,642,078, respectively; and Shares outstanding — 76,323,720 and 75,873,679, respectively	40	39
Treasury stock, at cost — 3,936,755 and 2,768,399 shares, respectively	(9,974)	(8,184)
Additional paid-in capital	411,165	406,198
Accumulated deficit	(185,087)	(187,116)
Total shareholders' equity	216,144	210,937
Total liabilities and shareholders' equity	$305,313	$317,093

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$78,280	$64,552	$228,723	$201,673
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	52,771	44,568	158,402	138,530
Sales and marketing (1)	2,925	2,717	8,643	9,209
Product development (1)	3,355	2,040	9,201	6,485
General and administrative (1)	12,772	14,049	33,892	34,378
Depreciation and amortization	3,906	3,642	11,492	10,265
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	—	280	—	280
Total costs and expenses	75,729	67,296	222,447	199,147
Income from operations	2,551	(2,744)	6,276	2,526
Interest expense, net	(1,317)	(1,719)	(4,182)	(5,264)
Income (loss) before income taxes	1,234	(4,463)	2,094	(2,738)
Income tax (expense) benefit	(65)	—	(65)	35
Net income (loss)	1,169	(4,463)	2,029	(2,703)

Basic and diluted income (loss) per share:
Basic	$0.01	$(0.06)	$0.03	$(0.03)
Diluted	$0.01	$(0.06)	$0.03	$(0.03)

Weighted average number of shares outstanding:
Basic	78,577,974	79,569,210	78,564,262	79,389,131
Diluted	79,172,578	79,569,210	79,214,619	79,389,131

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$172	$292	$659	$821
Product development	291	278	814	800
General and administrative	707	2,220	3,375	6,398
Share-based compensation	$1,170	$2,790	$4,848	$8,019

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,029	$(2,703)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,492	10,265
Non-cash interest expense	1,092	1,016
Share-based compensation expense	4,848	8,019
Goodwill impairment	817	—
Write-off of long-lived assets	—	280
Non-cash accrued compensation expense for Put/Call Consideration	1,184	—
Provision for bad debt	174	2,082
Provision for (benefit from) income taxes	65	(35)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	1,363	8,660
Prepaid expenses and other current assets	(957)	10
Other non-current assets	(859)	(137)
Operating lease assets and liabilities, net	(119)	1,517
Accounts payable	(14,096)	1,850
Accrued expenses and other current liabilities	4,622	(4,915)
Deferred revenue	1,300	701
Other	(94)	5
Net cash provided by operating activities	12,861	26,615
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(1,426)	(7,246)
Capitalized costs included in intangible assets	(1,943)	(1,887)
Acquisition of property and equipment	(62)	(2,076)
Net cash used in investing activities	(3,431)	(11,209)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(10,925)	(5,851)
Repurchase of treasury stock	(1,300)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(490)	(3,096)
Net cash used in financing activities	(12,715)	(8,947)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,285)	6,459
Cash, cash equivalents and restricted cash at beginning of period	20,159	19,249
Cash, cash equivalents and restricted cash at end of period	$16,874	$25,708

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) goodwill impairment, (5) write-off of long-lived assets, (6) accrued compensation expense for Put/Call Consideration, (7) share-based compensation expense, (8) acquisition-related costs, (9) restructuring and certain severance costs, (10) certain litigation and other related costs, and (11) one-time items.

Adjusted net income (loss) is defined as net income (loss) excluding (1) goodwill impairment, (2) write-off of long-lived assets, (3) accrued compensation expense for Put/Call Consideration, (4) share-based compensation expense, (5) acquisition-related costs, (6) restructuring and certain severance costs, (7) certain litigation and other related costs, and (8) one-time items. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$1,169	$(4,463)	$2,029	$(2,703)
Income tax expense (benefit)	65	—	65	(35)
Interest expense, net	1,317	1,719	4,182	5,264
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	—	280	—	280
Depreciation and amortization	3,906	3,642	11,492	10,265
General and administrative	12,772	14,049	33,892	34,378
Product development	3,355	2,040	9,201	6,485
Sales and marketing	2,925	2,717	8,643	9,209
Non-media cost of revenue (1)	4,173	1,323	8,088	4,159
Media margin	$29,682	$21,307	$78,409	$67,302
Revenue	$78,280	$64,552	$228,723	$201,673
Media margin % of revenue	37.9%	33.0%	34.3%	33.4%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$1,169	$(4,463)	$2,029	$(2,703)
Income tax expense (benefit)	65	—	65	(35)
Interest expense, net	1,317	1,719	4,182	5,264
Depreciation and amortization	3,906	3,642	11,492	10,265
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	—	280	—	280
Accrued compensation expense for Put/Call Consideration	654	—	1,184	—
Share-based compensation expense	1,170	2,790	4,848	8,019
Acquisition-related costs	89	—	151	448
Restructuring and certain severance costs	565	—	565	360
Certain litigation and other related costs	2,671	375	4,693	1,091
One-time items	—	—	—	168
Adjusted EBITDA	$11,606	$4,343	$30,026	$23,157

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share data)	2020	2019	2020	2019
Net income (loss)	$1,169	$(4,463)	$2,029	$(2,703)
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	—	280	—	280
Accrued compensation expense for Put/Call Consideration	654	—	1,184	—
Share-based compensation expense	1,170	2,790	4,848	8,019
Acquisition-related costs	89	—	151	448
Restructuring and certain severance costs	565	—	565	360
Certain litigation and other related costs	2,671	375	4,693	1,091
One-time items	—	—	—	168
Adjusted net income (loss)	$6,318	$(1,018)	$14,287	$7,663
Adjusted net income (loss) per share:
Basic	$0.08	$(0.01)	$0.18	$0.10
Diluted	$0.08	$(0.01)	$0.18	$0.10
Weighted average number of shares outstanding:
Basic	78,577,974	79,569,210	78,564,262	79,389,131
Diluted	79,172,578	79,569,210	79,214,619	79,389,131

We present media margin, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and other related costs associated with legal matters outside the ordinary course of business. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Adjusted EBITDA for the nine months ended September 30, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the current period presented.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. Adjusted net income for the nine months ended September 30, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the current period presented. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net income.

Media margin, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income (loss) as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com